UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 28, 2022

INTERLINK ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37659	77-0056625
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1 Jenner, Suite 200
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(805) 484-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LINK	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Interlink Electronics, Inc. held its 2022 annual meeting of stockholders on June 28, 2022. At the annual meeting, there were 6,602,498 shares of common stock entitled to vote, and 6,127,071 shares (92.8%) were represented at the annual meeting in person or by proxy.

At the annual meeting, Steven N. Bronson, Joy C. Hou, David J. Wolenski and Maria N. Fregosi were elected directors by a plurality of the votes. Also at the annual meeting, our stockholders voted for approval of the compensation of our executive officers, and voted to ratify the selection of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The following summarizes vote results for those matters submitted to our stockholders for action at the annual meeting:

1.	Proposal to elect Steven N. Bronson, Joy C. Hou, David J. Wolenski and Maria N. Fregosi as directors to hold office until the 2023 annual meeting or until their successors are elected and qualified.

Name	For	Withhold	Broker Non-Votes
Steven Bronson	5,510,693	3,005	613,373
Joy C. Hou	5,512,487	1,211	613,373
David J. Wolenski	5,511,788	1,910	613,373
Maria N. Fregosi	5,512,081	1,617	613,373

2.	Proposal to approve, through an advisory vote, the compensation of our executive officers.

For	Against	Abstain	Broker Non-Votes
5,509,601	4,011	86	613,373

3.	Proposal to ratify the selection of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain	Broker Non-Votes
6,102,966	9,249	14,856	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2022	INTERLINK ELECTRONICS, INC.

	By:	/s/ Ryan J. Hoffman
Ryan J. Hoffman
Chief Financial Officer

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